Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Comstock Mining Inc. of our report dated April 15, 2011, relating to the consolidated financial statements of Comstock Mining Inc., appearing in Comstock Mining Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
Salt Lake City, Utah
January 17, 2012